Exhibit 10.17

Award No.

AMEDICA CORPORATION

Restricted Stock Award

under the Company’s

2012 Equity Incentive Plan

1.	Name and Address of Participant:	[NAME]
[STREET]
[CITY, STATE ZIP]

2.	Date of Award:	[AWARD DATE]

3.	Type of Grant:	Restricted Stock Unit

4.	Number of RSUs:	[NUMBER OF SHARES]

4.	Expiration Date:	[EXPIRATION DATE]
(Calculate 3 years from date of award)

Amedica Corporation, a Delaware corporation (the “Company”) hereby grants to the above named Participant the aggregate number of RSUs shown above (the “Restricted Stock Award”) which represents a contingent entitlement of the Participant to receive shares of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the 2012 Employee, Director and Consultant Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

The Company and the Participant hereby acknowledge receipt of this Grant and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Plan and the terms of this Restricted Stock Award as set forth above.

AMEDICA CORPORATION

By:
Name:	Kevin Ontiveros
Title:	Chief Legal Officer

PARTICIPANT:

[NAME]

RESTRICTED STOCK UNIT AGREEMENT

AMEDICA CORPORATION

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Award. The Company hereby grants to the Participant an aggregate of RSUs (the “Award”) which represents a contingent entitlement of the Participant to receive shares of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. Vesting and Forfeiture of Award.

(a) Generally. Unless otherwise set forth in this Section 2, the Award granted hereby shall be and remain unvested and forfeitable unless and until one of the conditions set forth in subsection (b) has occurred after which the shares of Common Stock subject to the Award shall be delivered as set forth in Section 2(c) provided that if the Participant ceases to be employed for any reason by the Company or an Affiliate prior to the satisfaction of the vesting conditions set forth in subsection(b) of this Section 2, then as of the date on which the Participant’s employment with the Company or an Affiliate terminates, this Award shall immediately be forfeited in full and no shares of Common Stock shall be issued hereunder.

(b) Event-Based Vesting. The conditions of this subsection (b) shall be satisfied upon the first to occur prior to the Participant ceasing to be employed by the Company or an Affiliate:

(i) the date of the expiration of the lock up period imposed on the Participant after completion of the closing of an underwritten initial public offering of shares of the Company; or

(ii) the date of the closing of a Change of Control of the Company.

“Change of Control” means the occurrence of any of the following events:

(a)	Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(b)	Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

If an event set forth in (i) or (ii) above does not occur within three (3) years of the Grant Date, this Award shall be forfeited in full and no shares of Common Stock shall be issued hereunder.

(c) Issuance of Shares. On the date that the Award vests in accordance with subsection (b) above, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of RSUs vas provided in Section (1) above. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant in accordance with this Agreement and in all events such shares of Common Stock shall be delivered by the date which is two and one-half months following the close of the calendar year in which such vesting occurs.

3. Limitations on Transfer and Sale.

(a) Prohibitions on Transfer of Award. This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

(b) Limitations on Sale of Shares. The shares of Common Stock issued to the Participant hereunder (the “Issued Shares”) shall not be transferred by the Participant except as permitted in this Section 3 and Section 5.

(c) The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of the shares of Common Stock (or any shares into which such Common Stock has been converted), then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any shares of Common Stock or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with NASD Marketplace Rule 2711 or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(d) The Participant acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the shares of Common Stock before, at the time of, or following the Participant’s termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

4. Adjustments. The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5. Purchase for Investment; Securities Law Compliance. The Participant hereby represents and warrants that he or she is acquiring the RSUs for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any Common Stock. The Participant specifically acknowledges and agrees that any sales of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Participant shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Common Stock:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.”

The Participant acknowledges that if the Participant is not a United States employee, he or she has been informed that the Common Stock or other securities of the Company to be received by the Participant under this Agreement are subject to restrictions on resale under securities laws applicable to such Participant based on the jurisdiction of such Participant. The Participant agrees not to sell any such Common Stock or other securities except in accordance with such laws.

6. Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7. Incorporation of the Plan. The Participant specifically understands and agrees that this Award and the shares of Common Stock to be issued under the Plan are being issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

8. Tax Liability of the Participant and Payment of Taxes.

The Participant acknowledges and agrees that any income or other taxes, fees or other amounts due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. The Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes or other amounts required to be withheld by the Company in accordance with applicable law or regulation no later than the date of the event creating the tax liability.

Any taxes or other amounts required to be withheld by the Company by applicable law or regulation shall be paid, at the option of the Company as follows:

(i) through reducing the number of shares of Common Stock actually issued to the Participant in an amount equal to the statutory minimum of the Participant’s total tax and other withholding obligations due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the Company’s withholding obligation. Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(ii) requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant’s total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Company; or

(iii) if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the date of vesting of the RSUs such number of shares of Common Stock as the Company instructs a broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1)(i)(B) under the Exchange Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

9. No Obligation to Maintain Relationship. The Participant acknowledges that: (i) the Company is not by the Plan, this Award or this Agreement obligated to continue the Participant as an Employee, director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of this Award is a one-time benefit which does not create any contractual or other right to receive any other award under the Plan, or benefits in lieu of awards or any other benefits in the future; (iv) the Participant’s participation in the Plan is voluntary and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and purchase price, if any; (vi) the value of this Award is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vii) the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Amedica Corporation

1885 W 2100 South

Attn: Chief Legal Officer

Salt Lake City, UT 84119

If to the Participant:

To the address set forth in the Company’s records.

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Utah and agree that such litigation shall be conducted in the state courts of Salt Lake City, Utah or the federal courts of the United States for the District of Utah.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the issuance of the Award or shares of Common Stock and the administration of the Plan; (ii) consents to the collection, use and disclosure of personal information (which may include name, home and business contact information, personal identifiers such as a date of birth and social insurance number for tax reporting purposes, employment, position and compensation) by the Company for the purpose of administering the Plan, providing Plan recordkeeping services and facilitating the grant of Stock Rights under the Plan including this Award of Restricted Stock Units and consents to the disclosure of this information by the Company to any Affiliate of the Company for such purposes; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form. The Company is located in, and the Plan will be administered (in whole or in part) in the United States and some or all of the personal information may become subject to the laws of, and accessible to, the authorities of the United States.

18. Section 409A. The Award of RSUs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly.